From: Bruce Nelson <bnelsonca1@aol.com>
Date: July 10, 2013, 9:14:18 PM PDT
To: wtsumpes@t3motion.com, knam@r3motion.com, dsnowden@beverlyhills.org,  shealy@margolishealy.com
Subject: Board Resignation

July 10, 2013

Board of Directors

T3 Motion, Inc. (“Company”)

Dear Gentlemen:

Effective today, I hereby resign as a director and chairman of the Company’s audit committee. My resignation shall be effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to its operation. My departure is necessary in order to permit me the ability to pursue other business interests.

Sincerely, Bruce K. Nelson